                                                                    EXHIBIT 10.5

PPL EnergyPlus, LLC                                         Original Sheet No. 1
Rate Schedule FERC No. 9




                           GENERATION SUPPLY AGREEMENT

                                     BETWEEN

                       PPL ELECTRIC UTILITIES CORPORATION

                                       AND

                               PPL ENERGYPLUS, LLC

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                         Original Sheet No. 2
Rate Schedule FERC No. 9


                                TABLE OF CONTENTS

ARTICLE 1: DEFINITION OF TERMS ..............................................  7
1.1      Affiliate ..........................................................  7
1.2      Alternate Supplier .................................................  7
1.3      Assumed Ongoing POLR Revenues ......................................  7
1.4      Bankrupt ...........................................................  7
1.5      Business Day .......................................................  8
1.6      Capacity Deficiency Changes ........................................  8
1.7      CDS ................................................................  8
1.8      Collateral Termination Payment .....................................  8
1.9      Collateral Threshold ...............................................  8
1.10     Company Use Energy .................................................  9
1.11     Credit Rating ......................................................  9
1.12     Cross Default Amount ...............................................  9
1.13     Delivery Point .....................................................  9
1.14     Early Termination Date .............................................  9
1.15     EGS ................................................................  9
1.16     Energy .............................................................  9
1.17     Equitable Defenses ................................................. 10
1.18     FERC ............................................................... 10
1.19     Firm ............................................................... 10
1.20     FitchIBCA .......................................................... 10
1.21     Force Majeure ...................................................... 10
1.22     Generation Shopping Credits ........................................ 10
1.23     Good Utility Practice .............................................. 11
1.24     Gross Receipts Tax ................................................. 11
1.25     Guarantor .......................................................... 11
1.26     Imbalance Charges .................................................. 11
1.27     Interest Rate ...................................................... 11
1.28     Letter of Credit ................................................... 12
1.29     Load Management Actions ............................................ 12
1.30     Load Management Energy ............................................. 12
1.31     Load Management Energy Cost ........................................ 12
1.32     Market Value of Energy and Unforced Capacity ....................... 12
1.33     Monthly Generation Revenue ......................................... 13
1.34     Moody's ............................................................ 13
1.35     Performance Assurance .............................................. 13
1.36     PJM ................................................................ 13
1.37     PJM Ancillary Services ............................................. 13
1.38     PJM Standards ...................................................... 14
1.39     PJM Tariff ......................................................... 14


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                         Original Sheet No. 3
Rate Schedule FERC No. 9


1.40     POLR or Provider of Last Resort .................................... 14
1.41     POLR Capacity Obligation ........................................... 14
1.42     POLR Service ....................................................... 14
1.43     POLR Supply Amount ................................................. 15
1.44     PPL Electric Call Option ........................................... 15
1.45     PPL Electric Downgrade ............................................. 15
1.46     PPL EnergyPlus ..................................................... 16
1.47     PPL Zone ........................................................... 16
1.48     Primary Supplier ................................................... 16
1.49     PUC ................................................................ 16
1.50     RAA ................................................................ 16
1.51     Replacement Price .................................................. 16
1.52     Restructuring Settlement ........................................... 17
1.53     Retail Customers ................................................... 17
1.54     Retail Tariff ...................................................... 17
1.55     RFP ................................................................ 17
1.56     S&P ................................................................ 17
1.57     Sales Price ........................................................ 17
1.58     Schedule ........................................................... 18
1.59     Supplier Downgrade Event ........................................... 18
1.60     Supplier's Percentage .............................................. 18
1.61     Taxes .............................................................. 18
1.62     Termination Payment ................................................ 18
1.63     Third-Party Ancillary Services ..................................... 19
1.64     Transmission Provider .............................................. 19
1.65     Unforced Capacity .................................................. 19

ARTICLE 2: TERM ............................................................. 19
2.1      Term ............................................................... 19
2.2      Provisions Surviving Termination ................................... 19

ARTICLE 3: DESCRIPTION OF SERVICES .......................................... 20
3.1      Energy ............................................................. 20
3.2      Unforced Capacity .................................................. 20
3.3      Transmission Service ............................................... 22
3.4      Ancillary Services ................................................. 23
3.5      Primary Supplier ................................................... 23
3.6      Supply to Customers Under New Rate Schedules or Rate Riders ........ 23

ARTICLE 4: FORECASTING AND SCHEDULING ....................................... 24
4.1      Energy Forecasts ................................................... 24


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                         Original Sheet No. 4
Rate Schedule FERC No. 9


4.2      Reliance on Forecasts .............................................. 24
4.3      Scheduling ......................................................... 24

ARTICLE 5: TAXES ............................................................ 25
5.1      Taxes .............................................................. 25

ARTICLE 6: RECONCILIATIONS AND PAYMENTS ..................................... 25
6.1      Reconciliation with PJM ............................................ 25
6.2      Payment of Monthly Generation Revenue .............................. 26
6.3      Transition Periods ................................................. 26
6.4      Advance Payment .................................................... 27
6.5      Distribution of Capacity Deficiency Revenues ....................... 27
6.6      PPL Electric Resettlement Process .................................. 28
6.7      Payment Disputes ................................................... 28

ARTICLE 7: FORCE MAJEURE .................................................... 28
7.1      Force Majeure ...................................................... 28
7.2      Force Majeure Event ................................................ 29
7.3      Transmission Service ............................................... 29
7.4      Force Majeure Procedures ........................................... 29

ARTICLE 8: CREDITWORTHINESS AND SECURITY .................................... 30
8.1      Supplier Creditworthiness and Security ............................. 30
8.2      PPL Electric Creditworthiness and Security ......................... 32

ARTICLE 9: REPRESENTATIONS AND WARRANTIES ................................... 34
9.1      Representations .................................................... 34
9.2      Duration ........................................................... 35

ARTICLE 10: EVENTS OF DEFAULT AND REMEDIES .................................. 35
10.1     Parties - Events of Default ........................................ 35
10.2     Guarantors - Events of Default ..................................... 36
10.3     Remedies ........................................................... 36
10.4     Declaration of an Early Termination Date and Calculation
                          Of Termination Payment ............................ 37
10.5     Failure to Deliver/Accept .......................................... 38

ARTICLE 11: DISAGREEMENTS ................................................... 39
11.1     Informal Resolution ................................................ 39
11.2     Arbitration ........................................................ 39
11.3     FERC Jurisdiction .................................................. 40


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                         Original Sheet No. 5
Rate Schedule FERC No. 9


ARTICLE 12: INDEMNIFICATION AND LIABILITY ................................... 41
12.1     Title Transfer ..................................................... 41
12.2     Supplier's Indemnification of PPL Electric ......................... 41
12.3     PPL Electric's Indemnification of Supplier ......................... 42
12.4     Indemnification Procedures ......................................... 42
12.5     Limitation of Liability ............................................ 42
12.6     Limitation of Liability for Retail Tariff Actions .................. 43
12.7     Limitation of Liability for Outages and Reliability Actions ........ 44
12.8     RFP Information .................................................... 44

ARTICLE 13: AUDITING AND CONFIDENTIALITY .................................... 45
13.1     Auditing ........................................................... 45
13.2     PJM Requirements ................................................... 45
13.3     Confidentiality .................................................... 45

ARTICLE 14: ASSIGNMENT ...................................................... 46
14.1     Assignment ......................................................... 46
14.2     Release of Rights .................................................. 46
14.3     Non-complying Transfers ............................................ 47
14.4     Successors and Assigns ............................................. 47

ARTICLE 15: REGULATORY ...................................................... 47
15.1     Regulatory Approvals ............................................... 47
15.2     EGS Status ......................................................... 48
15.3     Future Laws ........................................................ 48
15.4     Regulatory Risk .................................................... 48
15.5     Sections 205 and 206 of the Federal Power Act ...................... 49

ARTICLE 16: GENERAL PROVISIONS .............................................. 49
16.1     Governing Law and Venue ............................................ 49
16.2     Notices ............................................................ 49
16.3     Relationship ....................................................... 50
16.4     Entire Agreement ................................................... 50
16.5     Waiver ............................................................. 51
16.6     Interpretation of Agreement ........................................ 51
16.7     Counterparts ....................................................... 51
16.8     Severability ....................................................... 51
16.9     No Third Party Beneficiaries ....................................... 52


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                         Original Sheet No. 6
Rate Schedule FERC No. 9


                           GENERATION SUPPLY AGREEMENT
                                     BETWEEN
                       PPL ELECTRIC UTILITIES CORPORATION
                                       AND
                              PPL ENERGY PLUS, LLC

                                    PREAMBLE

         This GENERATION SUPPLY AGREEMENT ("Agreement") is made and entered into this 20th day of June, 2001, between PPL ELECTRIC UTILITIES CORPORATION, a Pennsylvania corporation ("PPL Electric"), and PPL ENERGY PLUS, LLC, a Pennsylvania limited liability company ("Supplier") (PPL Electric and Supplier are sometimes referred to herein individually as a "Party" and collectively as the "Parties").

                                    RECITALS

         WHEREAS, the Pennsylvania Public Utility Commission approved a settlement of PPL Electric's restructuring proceeding in Docket No. R-00973954 on August 27, 1998, which among other things required that PPL Electric serve as the Provider of Last Resort ("POLR") until December 31, 2009 for retail electric customers in PPL Electric's service territory that do not take service from other suppliers;

         WHEREAS, the sale of PPL Electric's generating facilities and other assets require that PPL Electric obtain from a third party the capacity and energy necessary to meet its POLR obligations;

         WHEREAS, Supplier has or is willing to secure the wholesale capacity and energy necessary to meet one hundred percent (100%) of PPL Electric's POLR obligations;

         WHEREAS, PPL Electric desires to purchase and Supplier desires to sell to PPL Electric the wholesale capacity and energy necessary to meet one hundred percent 100% of PPL Electric's POLR obligation; and

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                         Original Sheet No. 7
Rate Schedule FERC No. 9


     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and intending to be legally bound, the Parties agree as follows:

                         ARTICLE 1: DEFINITION OF TERMS

1.1       Affiliate means, with respect to any person or entity, any other
          ---------
          person or entity (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. For this purpose, there shall be a rebuttable presumption that "control" is established by the direct or indirect ownership of ten percent or more of the outstanding capital stock or other equity interests having ordinary voting power.

1.2       Alternate Supplier means an EGS that is providing retail generation
          ------------------
          service to a PPL Electric customer that has elected a new supplier.

1.3       Assumed Ongoing POLR Revenue means the value of Monthly Generation
          ----------------------------
          Revenue for the period used to determine the Collateral Termination Payment, as established by agreement of the Parties pursuant to
          Section 1.8.

1.4       Bankrupt means with respect to any entity, such entity: (a) files a
          --------
          petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it; (b) makes an assignment or any general arrangement for the benefit of creditors; (c) otherwise becomes bankrupt or insolvent (however evidenced); (d) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (e) is generally unable to pay its debts as they fall due.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                         Original Sheet No. 8
Rate Schedule FERC No. 9


1.5       Business Day means any day except a Saturday, Sunday, or a Federal
          ------------
          Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. When evaluating the Business Day on which notice, payment or delivery must be sent, the relevant Party shall be the Party from whom the notice, payment or delivery is being sent. When evaluating the Business Day on which notice, payment or delivery must be received, the relevant Party shall be the Party by whom the notice or payment or delivery is to be received.

1.6       Capacity Deficiency Charges shall have the meaning set forth in the
          ---------------------------
          RAA. Capacity Deficiency Charges shall be deemed to include any successor charges approved by PJM, and those successor charges shall have the meaning established by PJM.

1.7       CDS means the Competitive Default Service provided by a POLR other
          ---
          than PPL Electric in accordance with the terms and conditions of the Restructuring Settlement.

1.8       Collateral Termination Payment shall mean Supplier's Percentage of the
          ------------------------------
          absolute difference between the Assumed Ongoing POLR Revenue and the Market Value of Energy and Unforced Capacity required to meet the POLR Supply Amount and the POLR Capacity Obligation, as calculated for the remaining term of this Agreement on any day that a Party evaluates the other Party's compliance with Article 8 to this Agreement. Within 30 days of the date of this Agreement, the Parties shall agree upon the method by which the Collateral Termination Payment, Assumed Ongoing POLR Revenue, and Market Value of Energy and Unforced Capacity are calculated and the information used in such calculation.

1.9       Collateral Threshold shall be, in the case of Supplier, an amount
          --------------------
          equal to $100 million dollars and, in the case of PPL Electric, an amount equal to $150 million dollars.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                         Original Sheet No. 9
Rate Schedule FERC No. 9


1.10      Company Use Energy means the actual hourly Energy used at or by the
          ------------------
          facilities and operations of PPL Electric and certain Affiliates, including substations, operating headquarters, construction and maintenance facilities, office buildings, customer service operations, communications facilities and towers.

1.11      Credit Rating means, with respect to any entity, the rating then
          -------------
          assigned to such entity's unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, the rating then assigned to such entity as an issues rating by S&P, Moody's, FitchIBCA or any other rating agency agreed by the Parties.

1.12      Cross Default Amount shall be an amount equal to $100 million dollars
          --------------------
          with respect to both Supplier and PPL Electric.

1.13      Delivery Point means the PPL Zone as defined herein.
          --------------

1.14      Early Termination Date means the day designated by the Non-Defaulting
          ----------------------
          Party as the day this Agreement is terminated due to an Event of Default by the Defaulting Party. The Early Termination Date shall be no earlier than the day notice of an Early Termination Date is effective and no later than 20 days after such notice is effective.

1.15      EGS means an electric generation supplier that is licensed by the PUC
          ---
          to provide retail electricity services to end-use customers.

1.16      Energy means the electrical output of an electric generating unit,
          ------
          usually stated in kilowatt-hours or megawatt-hours.


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 10
Rate Schedule FERC No. 9


1.17      Equitable Defenses means any bankruptcy, insolvency, reorganization
          ------------------
          and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

1.18      FERC means the Federal Energy Regulatory Commission or any successor
          ----
          government agency.

1.19      Firm means that quality of electric service that requires the Supplier
          ----
          to provide Unforced Capacity and Energy without interruption or curtailment, except in circumstances qualifying as a Force Majeure event under this Agreement.

1.20      FitchIBCA means Fitch, Inc. or its successor.
          ---------

1.21      Force Majeure shall have the meaning set forth in Article 7.
          -------------

1.22      Generation Shopping Credits mean the rates and charges billed to
          ---------------------------
          Retail Customers for capacity and energy under the Retail Tariff (including Gross Receipts Taxes), pursuant to the Restructuring Settlement, the Retail Tariff and the PUC procedures and rules in effect as of the date of this Agreement and as modified during the term of this Agreement by the PUC, including any changes to those rates and charges that are contemplated by the Restructuring Settlement, but excluding any changes to those rates and charges that are not contemplated by the Restructuring Settlement. For purposes of this section, changes contemplated by the Restructuring Settlement shall include changes to those rates and charges made pursuant to Section C of the Restructuring Settlement, and changes not contemplated by the Restructuring Settlement shall include changes to those rates and charges made pursuant to the qualified rate order entered by the PUC on May 21, 1999 at Docket No. R-00994637 (Exhibit A, Paragraph 37). The Generation Shopping Credits in effect at the commencement of this Agreement are contained in the Retail Tariff.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 11
Rate Schedule FERC No. 9


1.23      Good Utility Practice means the practices, methods and acts engaged in
          ---------------------
          or approved by a significant portion of the electric power industry during the relevant time period, or the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result consistent with reliability, safety, expedition, the requirements of governmental agencies having jurisdiction and, if appropriate or relevant under the transaction in question, at the lowest reasonable cost. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to constitute a spectrum of acceptable practices, methods or acts.

1.24      Gross Receipts Tax means the Pennsylvania state tax that is collected
          ------------------
          by PPL Electric and is levied on every dollar of retail revenue collected by PPL Electric, as amended or modified from time to time.

1.25      Guarantor means an entity that provides a corporate guaranty on one
          ---------
          Party's behalf in a form acceptable to the other Party.

1.26      Imbalance Charges shall include any scheduling penalties, imbalance
          -----------------
          penalties, or unauthorized overrun penalties, congestion charges, additional transmission charges, cash out charges, oversupply charges, undersupply charges, spot or balancing market charges, emergency energy charges, banking charges or similar penalties, fees or charges assessed by PJM, an independent system operator, Regional Transmission Organization or Transmission Provider for failure to satisfy balance, nomination or scheduling requirements.

1.27      Interest Rate means, for any date, the lesser of: (a) the per annum
          -------------
          rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 12
Rate Schedule FERC No. 9


          published), plus two percent (2%); and (b) the maximum rate permitted by applicable law.

1.28      Letter of Credit means one or more irrevocable, transferable standby
          ----------------
          letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch, with such bank having a credit rating of at least "A-" from S&P or "A3" from Moody's, in a form acceptable to the Party requiring the Letter of Credit.

1.29      Load Management Actions mean load interruptions for economic and
          -----------------------
          emergency load control pursuant to the Interruptible Service Rate provisions of the Retail Tariff and/or the cancellation of Demand Free Days pursuant to Rate Schedules LP-5 and/or LP-6 of the Retail Tariff.

1.30      Load Management Energy means the hourly amount of Energy consumed by
          ----------------------
          Retail Customers during the hours the Load Management Action was requested by Primary Supplier that would not have been consumed had PPL Electric instituted the Load Management Action as directed by Primary Supplier.

1.31      Load Management Energy Cost means the sum of the products of the
          ---------------------------
          hourly PPL Zonal locational marginal price, as reported by PJM, and the Load Management Energy. Primary Supplier shall not be required to utilize or change its utilization of its owned or controlled assets, including contractual assets, or market positions to minimize PPL Electric's liability for Load Management Energy.

1.32      Market Value of Energy and Unforced Capacity means the sum of the
          --------------------------------------------
          market values, respectively, of the POLR Supply Amount and POLR Capacity Obligation for the period used to determine the Collateral Termination Payment, as established by agreement of the Parties pursuant to Section 1.8.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 13
Rate Schedule FERC No. 9


1.33      Monthly Generation Revenue means the amount of revenue attributable to
          --------------------------
          all Retail Customers that were billed by PPL Electric for energy and capacity during a particular month, whether or not such billed amounts have actually been paid by such Retail Customers, net of the following: (a) Gross Receipts Tax; (b) any revenue collected under the State Tax Adjustment Surcharge; and (c) the amount owed to PPL EnergyPlus for purchases under the PPL Electric Call Option; provided that any change in Tax rates from those in effect on the date of this Agreement, and/or the imposition of any Tax not currently in effect, shall not operate to change the Monthly Generation Revenue, and further provided that if any customer or class of customers that would have been served under a rate schedule or rate rider in effect on the date of this Agreement, is required by an order of the PUC to be served either under (a) a different rate schedule or rate rider; or
          (b) a rate schedule or rate rider that is not in effect as of the date of this Agreement, then the Monthly Generation Revenue shall be calculated to include the revenues that would have been attributable to such customer or class of customers had such order not been issued.

1.34      Moody's means Moody's Investor Services, Inc. or its successor.
          -------

1.35      Performance Assurance means collateral in the form of either cash,
          ---------------------
          Letter(s) of Credit, or other security acceptable to the Party requesting the Performance Assurance. Notwithstanding any provision in this Agreement to the contrary, either Party shall be entitled to require Letters of Credit or other Performance Assurance in an amount not to exceed $300 million dollars.

1.36      PJM means the PJM Interconnection, L.L.C., the PJM Office of
          ---
          Interconnection, and any successor entities, including a Regional Transmission Organization.

1.37      PJM Ancillary Services means the services (or their successors)
          ----------------------
          defined as "Ancillary Services" under the PJM Tariff, as modified from time to time, including the following: PJM Scheduling, System Control and Dispatch Service Charges; RTO Scheduling, System Control Dispatch Service Charges; Reactive Supply and Voltage Control from Generation


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 14
Rate Schedule FERC No. 9


          Sources Service; Regulation and Frequency Response; Energy Imbalance; Operating Reserves--Spinning Reserve Service; Operating
          Reserves--Supplemental Reserve Service; and Ramapo PAR Facilities.

1.38      PJM Standards mean all criteria, rules and standards, billing system
          -------------
          procedures, operating procedures, manuals, tariffs and market rules adopted by PJM, as amended from time to time, and any successor standards.

1.39      PJM Tariff means the PJM Open Access Transmission Tariff, including
          ----------
          any schedules, appendices or exhibits attached thereto, as amended and revised from time-to-time, and any successor transmission tariff.

1.40      POLR or Provider of Last Resort means the entity satisfying the
          -------------------------------
          obligations set forth in the Pennsylvania Electricity Generation Customer Choice and Competition Act and the Restructuring Settlement.

1.41      POLR Capacity Obligation means the amount of Unforced Capacity,
          ------------------------
          expressed in megawatts, equal to: (a) the actual amount of PPL Electric's Unforced Capacity requirements with respect to all Retail Customers as determined by PJM under the RAA and PJM Standards; minus
          (b) the actual amount of Unforced Capacity, if any, supplied to PPL Electric by PPL EnergyPlus under the PPL Electric Call Option. It is understood that the POLR Capacity Obligation may change over time as a result of several factors, including: changes in peak load responsibility; changes in Unforced Capacity requirements; the requirement that certain residential customers be assigned to CDS; and customer decisions regarding whether to take retail service from PPL Electric (as POLR), a CDS supplier, or an Alternate Supplier.

1.42      POLR Service means retail electric service provided to Retail
          ------------
          Customers that do not take service from Alternate Suppliers or CDS suppliers, subject to the terms and conditions set forth in the

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 15
Rate Schedule FERC No. 9


          Pennsylvania Electricity Generation Customer Choice and Competition Act, the Retail Tariff and the Restructuring Settlement.

1.43      POLR Supply Amount means the amount of Energy, expressed in kilowatts
          ------------------
          per hour, equal to: (a) the actual hourly Energy, including all losses, necessary to serve all Retail Customers; plus (b) Company Use Energy; minus (c) the actual hourly Energy, if any, supplied to PPL Electric by PPL EnergyPlus under the PPL Electric Call Option. It is understood that the POLR Supply Amount may change over time as a result of several factors, including: seasonal factors; load fluctuation; increased or decreased usage; transmission or distribution outages; extremes in weather; the requirement that certain residential customers be assigned to CDS; and customer decisions regarding whether to take retail service from PPL Electric (as POLR), a CDS supplier, or an Alternate Supplier.

1.44      PPL Electric Call Option means the contractual right of PPL Electric
          ------------------------
          to purchase an amount of Energy and Unforced Capacity from PPL EnergyPlus, under Article 4 of the Power Sales Agreement between PPL Electric and PPL EnergyPlus designated as PPL EnergyPlus' FERC Electric Rate Schedule No. 4.

1.45      PPL Electric Downgrade Event means any of the following: (a) the
          ----------------------------
          Credit Rating of PPL Electric or its Guarantor(s) by S&P is below "BBB-"; (b) the Credit Rating of PPL Electric or its Guarantor(s) by Moody's is below "Baa3"; (c) the Credit Rating of PPL Electric or its Guarantor(s) by FitchIBCA below "BBB-"; (d) neither PPL Electric's nor its Guarantor(s) Credit Rating has a Credit Rating by either S&P, Moody's, or FitchIBCA; or (e) with respect to PPL Electric or its Guarantor(s), the occurrence and continuation of a default or other similar condition or event under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money which in aggregate is in excess of the Cross Default Amount, which results in such indebtedness becoming immediately due and payable.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 16
Rate Schedule FERC No. 9


1.46      PPL EnergyPlus means PPL EnergyPlus, LLC.
          --------------

1.47      PPL Zone shall have the meaning set forth in the PJM Tariff. If the
          --------
          PJM Tariff does not establish a meaning for the PPL Zone, or if PJM otherwise eliminates the PPL Zone, then the PPL Zone shall mean the collection of buses constituting the PPL Electric system.

1.48      Primary Supplier means the Supplier designated by PPL Electric to
          ----------------
          exercise management responsibility for Load Management Actions. The Primary Supplier shall be permitted to use the ALM credits allowed to PPL Electric pursuant to and as calculated under the RAA in such manner, as in its sole discretion, it shall determine.

1.49      PUC means the Pennsylvania Public Utility Commission and any successor
          ---
          government agency.

1.50      RAA means the Reliability Assurance Agreement Among Load Serving
          ---
          Entities in the PJM Control Area, or any successor agreement.

1.51      Replacement Cost means the cost at which PPL Electric, acting in a
          ----------------
          commercially reasonable manner, purchases a replacement for Unforced Capacity and Energy specified in this Agreement but not delivered by Supplier, plus: (a) costs reasonably incurred by PPL Electric in purchasing such substitute Unforced Capacity and Energy; (b) additional transmission and congestion charges, if any, reasonably incurred by PPL Electric; and (c) any penalties, ratcheted demand or similar charges, including Imbalance Charges. Alternatively, at PPL Electric's option, Replacement Cost shall mean the market price for the Unforced Capacity and Energy not delivered, as determined by PPL Electric in a commercially reasonable manner. PPL Electric shall not be required to utilize or change its utilization of its owned or controlled assets, including contractual assets, or market positions to minimize Supplier's liability.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 17
Rate Schedule FERC No. 9


1.52      Restructuring Settlement means the settlement of PPL Electric's
          ------------------------
          restructuring proceeding approved by the PUC in Docket No. R-00973954 on August 27, 1998, including all appendices, attachments, or exhibits thereto.

1.53      Retail Customers means the end-use electric customers in PPL
          ----------------
          Electric's service territory that take POLR Service from PPL Electric under the Retail Tariff, excluding any and all customers taking service under Rate Schedule LPEP.

1.54      Retail Tariff means the schedules of terms, conditions and rates
          -------------
          pursuant to which PPL Electric intends to bill all retail customers, excluding any and all customers under Rate Schedule LPEP, during the term of this Agreement, as may be amended from time to time subject to PUC approval.

1.55      RFP means the PPL Electric Request for Proposals that led to this
          ---
          Agreement.

1.56      S&P means the Standard & Poor's Rating Group (a division of
          ---
          McGraw-Hill, Inc.) or its successor.

1.57      Sales Price means the price at which Supplier, acting in a
          -----------
          commercially reasonable manner, resells any Unforced Capacity and Energy not accepted by PPL Electric, deducting from such proceeds any:
          (a) costs reasonably incurred by Supplier in reselling such Unforced Capacity and Energy; (b) additional transmission and congestion charges, if any, reasonably incurred by Supplier in delivering such Unforced Capacity and Energy to the third party purchasers; and (c) any penalties, ratcheted demand or similar charges. Alternatively, at Supplier's option, Sales Price shall mean the market price for such Unforced Capacity or Energy not accepted, as determined by Supplier in a commercially reasonable manner. Supplier shall not be required to utilize or change its utilization of its owned or controlled assets, including contractual assets, or market positions to minimize PPL Electric's liability.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 18
Rate Schedule FERC No. 9


1.58      Schedule(ing) means the actions of Supplier or its designated
          -------------
          representatives, including Transmission Providers if applicable, of notifying, requesting and confirming to each other and any other necessary entities of the quantity of Unforced Capacity and Energy to be delivered on any given hour during the term of this Agreement.

1.59      Supplier Downgrade Event shall mean any of the following: (a) the
          ------------------------
          Credit Rating of Supplier's Guarantor(s) by S&P is below "BBB-"; (b) the Credit Rating of Supplier's Guarantor(s) by Moody's is below "Baa3"; (c) the Credit Rating of Supplier's Guarantor(s) by FitchIBCA is below "BBB-"; (d) Supplier's Guarantor(s) has no Credit Rating by either S&P, Moody's, or FitchIBCA; or (e) with respect to Supplier or its Guarantor(s), the occurrence and continuation of a default or other similar condition or event under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money which in aggregate is in excess of the Cross Default Amount, which results in such indebtedness becoming immediately due and payable.

1.60      Supplier's Percentage shall mean one hundred percent (100%).
          ---------------------

1.61      Tax(es) means all ad valorem, property, occupation, utility, gross
          -------
          receipts, sales use, excise, and other taxes or governmental charges, licenses, permits, and assessments, other than taxes based on net income or net worth.

1.62      Termination Payment shall have the meaning provided below depending on
          -------------------
          whether Supplier or PPL Electric is the Defaulting Party. Where Supplier is the Defaulting Party, Termination Payment shall mean the sum of: (a) the amount of any damages under Section 10.5 for any failure to deliver prior to (and including) the Early Termination Date; plus (b) any amount due to PPL Electric under Section 3.2.4. Where PPL Electric is the Defaulting Party, Termination Payment shall mean the sum of: (a) the amount of any damages under Section 10.5 for

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 19
Rate Schedule FERC No. 9


          any failure to accept prior to (and including) the Early Termination Date; plus (b) all amounts owed but not yet paid by PPL Electric, whether or not such amounts are then due, for performance provided prior to the Early Termination Date under this Agreement.

1.63      Third-Party Ancillary Services means all services or requirements
          ------------------------------
          necessary to support the transmission of capacity and Energy from resources to loads while maintaining reliable operation of any third-party transmission systems (other than the PJM transmission system) in accordance with Good Utility Practice, including:
          Scheduling, System Control and Dispatch Service Charges; Reactive Supply and Voltage Control from Generation Service; Regulation and Frequency Response; Energy Imbalance; Operating Reserves--Spinning Reserve Service; and Operating Reserves--Supplemental Reserve Service.

1.64      Transmission Provider means an entity transmitting Energy to the
          ---------------------
          Delivery Point.

1.65      Unforced Capacity shall have the meaning set forth in the RAA.
          -----------------
          Unforced Capacity shall be deemed to include a successor product approved by PJM, and that successor product shall have the meaning established by PJM.

                                 ARTICLE 2: TERM

2.1       Term. The term of this Agreement shall commence at 0000 hours on
          ----
          January 1, 2002, and shall terminate automatically at 2400 hours on December 31, 2009, unless terminated earlier pursuant to Article 10 or 15.

2.2       Provisions Surviving Termination. The provisions of Articles 5-8,
          --------------------------------
          10-13 and 16 and Section 15.4 shall survive any termination of this Agreement, including any definitions under Article 1 applicable to the surviving Articles and Sections.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 20
Rate Schedule FERC No. 9


                       ARTICLE 3: DESCRIPTION OF SERVICES

3.1       Energy. For every hour during the term of this Agreement, Supplier
          ------
          shall provide and sell, and PPL Electric shall accept and purchase, an amount of energy equal to Supplier's Percentage of the POLR Supply Amount, rounded upward to the nearest kilowatt-hour. Supplier shall provide its fixed percentage of the POLR Supply Amount on a Firm, continuous and hourly basis.

          3.1.1     Actual Energy Required. Supplier is responsible for
                    ----------------------
                    providing the amount of Energy equal to its percentage of the POLR Supply Amount.

          3.1.2     Character of Energy. All energy delivered under this
                    -------------------
                    Agreement shall be in the form of three-phase alternating current having a nominal frequency of sixty cycles per second.

          3.1.3     PPL Electric Call Option. PPL Electric shall purchase Energy
                    ------------------------
                    under the PPL Electric Call Option during each hour of every day during the term of this Agreement. Energy purchased under the PPL Electric Call Option shall be accounted for as provided for under Section 1.43.

3.2       Unforced Capacity. Supplier shall provide and sell, and PPL Electric
          -----------------
          shall accept and purchase, an amount of Unforced Capacity equal to Supplier's Percentage of the POLR Capacity Obligation. Supplier shall provide Unforced Capacity on the same basis (daily, seasonal or any other basis) as PJM requires PPL Electric to provide Unforced Capacity under the RAA, and may meet the Unforced Capacity obligations in this Agreement through any mechanism acceptable to PJM.

          3.2.1     Actual Unforced Capacity Required. Supplier is also
                    ---------------------------------
                    responsible for providing the amount of Unforced Capacity equal to its percentage of the POLR Capacity.


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 21
Rate Schedule FERC No. 9


          3.2.2     PPL Electric Call Option. PPL Electric shall purchase
                    ------------------------
                    Unforced Capacity under the PPL Electric Call Option every day during the term of this Agreement, and such Unforced Capacity shall be accounted for as provided under Section 1.41.

          3.2.3     PJM Requirements. Supplier shall take all action, including
                    ----------------
                    cooperating with PPL Electric so PPL Electric can take any necessary action, required to ensure that the Unforced Capacity that the Supplier is responsible for providing under this Agreement is available to PPL Electric to be credited against PPL Electric's Unforced Capacity obligation as determined by PJM. Supplier will allow PPL Electric reasonable access to and the opportunity to comment on data submitted by Supplier to PJM relating to Supplier's provision of Unforced Capacity. The obligation of confidentiality provided in Article 13 will apply to all data and information to which Supplier provides PPL Electric access.

          3.2.4     Capacity Deficiency Charges. If PPL Electric fails to
                    ---------------------------
                    satisfy fully its Unforced Capacity obligation under the RAA for a period for which an Unforced Capacity obligation is established, and Supplier has failed to meet its obligations under this Agreement pursuant to Sections 3.2 and 3.2.1 to provide Unforced Capacity for such period, then Supplier shall pay to PPL Electric a dollar amount equal to the sum of: (1) the Capacity Deficiency Charges assessed by PJM for such period attributable to the Supplier's failure to meet its obligations to provide Unforced Capacity; and (2) the distribution of capacity deficiency revenues that PPL Electric would have received from PJM for such period had PPL Electric fully satisfied its Unforced Capacity obligation under the RAA for such period. In the event that a person or persons other than Supplier was obligated to PPL Electric to provide Unforced Capacity for a period, and such other person(s) failed to provide all of the Unforced Capacity each was obligated to provide, the amount payable under (2) above shall be apportioned among Supplier and all other persons failing to provide Unforced Capacity for such period in proportion to the amount of Unforced Capacity that each had failed to provide. For purposes of this section, a period for which an Unforced Capacity obligation is

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 22
Rate Schedule FERC No. 9


                    established shall mean an interval, portion of an interval, or such other period established by the RAA as amended from time to time. In the event that any persons other than Supplier are obligated to PPL Electric to provide Unforced Capacity for a period, Supplier shall not be obligated to make the payment under (2) above, unless all such persons are under the same obligation as Supplier to make such payments.

          3.2.5     Successor Unforced Capacity Requirements. Supplier and PPL
                    ----------------------------------------
                    Electric agree that the intent of this Article is for Supplier to provide a fixed percentage, equal to Supplier's Percentage, of the POLR Capacity Obligation, which is currently measured by the Unforced Capacity requirements determined by PJM under the RAA and PJM Standards. If PJM Standards or the RAA relating to Unforced Capacity are modified, Supplier will comply with the modified PJM Standards and RAA and will remain obligated to provide the required amount of Unforced Capacity. Should Unforced Capacity be replaced with some other service or product, then Supplier shall provide and sell, and PPL Electric shall accept and purchase, an amount of such replacement product or service equal to Supplier's Percentage of PPL Electric's requirements for such replacement product or service associated with POLR Service. In that event, the provisions of this Agreement relating to Unforced Capacity shall apply to the replacement product or service instead of Unforced Capacity.

3.3       Transmission Service. Supplier shall be responsible for all
          --------------------
          transmission service necessary to deliver the Energy and Unforced Capacity supplied under this Agreement to the Delivery Point. PPL Electric shall be responsible for transmission service at and from the Delivery Point to the points at which PPL Electric delivers energy to its customers, including network integration transmission service, or its successor, under the PJM Tariff.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 23
Rate Schedule FERC No. 9


3.4      Ancillary Services.
         -------------------

          3.4.1     PJM Ancillary Services. PPL Electric or its agent/contractor
                    ----------------------
                    shall be responsible for securing and providing the following Ancillary Services, or their successors as defined by PJM, required to deliver the POLR Supply Amount within
                    PJM: PJM Scheduling, System Control and Dispatch Service Charges; PPL Electric's RTO Scheduling, System Control Dispatch Service Charges; Reactive Supply and Voltage Control from Generation Sources Service; Regulation and Frequency Response; Operating Reserves--Spinning Reserve Service; Operating Reserves--Supplemental Reserve Service; and Ramapo PAR Facilities. Supplier shall be responsible for all other services and their costs within PJM, ancillary or otherwise, necessary to meet its obligations to provide Energy and Unforced Capacity at the Delivery point, including Energy Imbalance.

          3.4.2     Third-Party Ancillary Services. Supplier will be responsible
                    ------------------------------
                    for all Ancillary Services and any other services required to deliver its share of the POLR Supply Amount across any transmission system other than the PJM transmission system.

3.5       Primary Supplier. Supplier shall also serve as PPL Electric's Primary
          ----------------
          Supplier and shall have the responsibilities and benefits of the Primary Supplier as provided herein.

3.6       Supply to Customers Under New Rate Schedules or Rate Riders. The
          -----------------------------------------------------------
          Parties agree to negotiate, in good faith, for Supplier to provide the Energy and Unforced Capacity necessary to serve any customer or class customers that are required by an order of the PUC to be served under a rate schedule or rate rider of the Retail Tariff that is not in effect as of the date of this Agreement.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 24
Rate Schedule FERC No. 9


                      ARTICLE 4: FORECASTING AND SCHEDULING

4.1       Energy Forecasts. Each Business Day during the term of this Agreement,
          ----------------
          PPL Electric shall provide Supplier a seven-day, hourly forecast of the POLR Supply Amount. The daily forecasts shall be provided electronically each Business Day. At all times during the term of this Agreement, PPL Electric shall provide Supplier a real-time data signal providing a general indication of the POLR Supply Amount, based on currently available metered interchange data and bilateral transactions.

4.2       Reliance on Forecasts. Supplier has the option of independently
          ---------------------
          generating forecasts of its Unforced Capacity and Energy obligations or utilizing the forecasts provided by PPL Electric. Supplier and PPL Electric acknowledge and agree that all forecasts provided by PPL Electric under this Agreement and as part of the RFP process are based on large numbers of assumptions and are subject to significant uncertainties and contingencies, many of which are outside the control of PPL Electric. Therefore, Supplier and PPL Electric also agree that the forecasts provided under this Agreement and the RFP process are non-binding and PPL Electric shall not have any liability for any information contained, or not contained, in those forecasts. Nothing in this Article, and no amount of reliance on the forecasts described herein, reduces or eliminates Supplier's obligation to meet its percentage of the POLR Supply Amount and the POLR Capacity Obligation as set out in this Agreement.

4.3       Scheduling. Supplier shall be responsible for all Scheduling
          ----------
          requirements necessary to ensure the delivery of the Unforced Capacity and Energy delivered under this Agreement. In accordance with PJM Standards, PPL Electric shall cooperate to establish an account for Supplier with PJM. Supplier shall utilize this account to Schedule with PJM, on PPL Electric's behalf, a load forecast reflecting Supplier's proportionate responsibility for the POLR Supply Amount. This load forecast may be based on the forecasts provided by PPL Electric or Supplier's independently generated forecasts, but in either event, Supplier retains all responsibility for the load

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 25
Rate Schedule FERC No. 9


          forecast it submits to PJM. Supplier shall also use its account to Schedule with PJM all transmission service and generation services, including Unforced Capacity and Energy, that Supplier is required to provide under this Agreement. Supplier shall comply with all PJM Standards when submitting data to and Scheduling with PJM.

                                ARTICLE 5: TAXES

5.1       Taxes. Supplier shall pay or cause to be paid all Taxes imposed by any
          -----
          government authority on or with respect to the Unforced Capacity and Energy provided under this Agreement that arise prior to the Delivery Point ("Supplier's Taxes"). New Taxes or changes in Tax rates imposed directly on Supplier shall be borne by Supplier. PPL Electric shall pay or cause to be paid all Taxes imposed by any government authority on or with respect to the Unforced Capacity and Energy that arise at and from the Delivery Point, other than ad valorem, franchise or income taxes which are related to the sale of Unforced Capacity and Energy under this Agreement and are, therefore, the responsibility of the Supplier ("PPL Electric's Taxes"). If Supplier is required by law or regulation to remit or pay PPL Electric's Taxes, PPL Electric shall promptly reimburse Supplier for such Taxes. If PPL Electric is required by law or regulation to remit or pay Supplier's Taxes, Supplier shall promptly reimburse PPL Electric for such Taxes, and PPL Electric may deduct the amount of any such Taxes from the sums due to Supplier under Article 6 of this Agreement. Nothing shall obligate or cause a Party to pay or be liable to pay any Taxes imposed by any government authority for which it is exempt under the law. Both Parties shall use reasonable efforts to administer this Agreement and implement the provisions in accordance with their intent to minimize Taxes.

                     ARTICLE 6: RECONCILIATIONS AND PAYMENTS

6.1       Reconciliation with PJM. The Parties acknowledge and agree that
          -----------------------
          Supplier shall be responsible for all reconciliations and settlements required by PJM and associated with the sale of Unforced Capacity and

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 26
Rate Schedule FERC No. 9


          Energy under this Agreement, including the reconciliations required in the real-time and balancing markets, or their successors, as defined by PJM. Supplier shall be solely responsible for any credits and charges, including Imbalance Charges, in connection with or relating to the PJM reconciliations and settlements. To the extent any of these credits and charges are assessed to PPL Electric's PJM account, rather than Supplier's account, Supplier and PPL Electric agree to cooperate so that PJM can make the appropriate adjustment in the next PJM reconciliation to transfer the charges or credits to Supplier's account. If PJM Standards relating to reconciliation, settlements, the real-time market or the balancing market are modified, Supplier shall comply with the modified PJM Standards and shall remain responsible for all reconciliations and settlements with PJM. These provisions shall not apply to any reconciliations or settlements required as part of PJM's market for the Regulation Ancillary Service, or its successor.

6.2       Payment of Monthly Generation Revenue. For each calendar month during
          -------------------------------------
          the term of this Agreement, PPL Electric shall remit to Supplier the dollar amount equal to Supplier's Percentage of the Monthly Generation Revenue, net of any payments due PPL Electric under Section 3.2.4. The remission of Monthly Generation Revenue shall occur as soon as practicable following the end of the calendar month to which the Monthly Generation Revenue applies. The Parties recognize and agree that in calculating the Monthly Generation Revenue, PPL Electric shall pro rate by kilowatt-hour adjusted by time-use Supplier's portion of the Monthly Generation Revenue, to the extent that Supplier supplied only a portion of its obligations under this Agreement. PPL Electric shall include with each payment of Monthly Generation Revenue an accounting of the amount of kilowatt-hours by rate schedule or rate rider that forms the basis of that month's payment.

6.3       Transition Periods. The Parties recognize that, during the first two
          ------------------
          months of the term of this Agreement, the Monthly Generation Revenue distributed by PPL Electric to Supplier will include revenue attributable to service provided in December of 2001 and not under the

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 27
Rate Schedule FERC No. 9


          terms of this Agreement. As soon as practicable, PPL Electric shall prorate the Monthly Generation Revenue remitted to Supplier during the first two months of this Agreement such that Supplier receives only those revenues associated with service provided on those days that fall within the term of this Agreement. The Parties further recognize that the initial Monthly Generation Revenue distributed by PPL Electric to Supplier for December of 2009 will not include all revenue attributable to service provided during that month. As soon as practicable, PPL Electric shall remit to Supplier the remainder of the Monthly Generation Revenue attributable to service provided in December of 2009 such that Supplier receives all revenues associated with service provided on those days that fall within the term of this Agreement.

6.4       Advance Payment. In addition to the payment of Monthly Generation
          ---------------
          Revenue, on or before January 1, 2002, PPL Electric shall remit to Supplier for performance under this Agreement, the following amount:
          $89,769,000.00.

6.5       Distribution of Capacity Deficiency Revenues. If PPL Electric receives
          --------------------------------------------
          a distribution of capacity deficiency revenues from PJM pursuant to
          Schedule 11 of the RAA or any success thereto, and Supplier has met its obligations under this Agreement pursuant to Sections 3.2 and
          3.2.1 to provide Unforced Capacity for the period covered by such capacity deficiency revenues, then PPL Electric shall distribute to Supplier Supplier's Percentage of the capacity deficiency revenues received from PJM. If PPL Electric would have received such a distribution of capacity deficiency revenues but did not receive such revenues because PPL Electric did not fully satisfy its Unforced Capacity obligation under the RAA for the period covered by such capacity deficiency revenues, and Supplier has met its obligations under this Agreement pursuant to Sections 3.2 and 3.2.1 to provide Unforced Capacity for such period, then PPL Electric shall calculate and pay to Supplier the dollar amount equal to Supplier's Percentage of the distribution of capacity deficiency revenues that PPL Electric would have received from PJM had PPL Electric fully satisfied its Unforced Capacity obligation under the RAA for such period.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 28
Rate Schedule FERC No. 9


6.6       PPL Electric Resettlement Process. The Parties recognize that from
          ---------------------------------
          time to time during the term of this Agreement, Retail Customers may not be billed or may be billed incorrectly for POLR Service. As these incorrect billings are discovered and corrected by PPL Electric, PPL Electric shall account for such corrections in the next Monthly Generation Revenue payment and will either remit or charge Supplier according to the corrected billing.

6.7       Payment Disputes. In the event any portion of any payment is in
          ----------------
          dispute, PPL Electric shall pay the undisputed amount to Supplier and shall submit a detailed written explanation of the basis for the dispute. The Parties shall use their best efforts to attempt to resolve such disputes on a timely basis. Upon determination of the correct payment amount, the adjusted payment shall be paid promptly after such determination with interest at the Interest Rate and computed from the date payment was originally due to the date payment is made. If the Parties are unable to resolve the dispute, either Party may exercise its available administrative or legal remedies, including those set forth in Article 11.

                            ARTICLE 7: FORCE MAJEURE

7.1       Force Majeure. To the extent either Party is prevented by Force
          -------------
          Majeure from carrying out, in whole or part, its obligations under this Agreement and such Party (the "Claiming Party") has complied with the procedures in Section 7.4, then the Claiming Party shall be excused from the performance of its obligations with respect to this Agreement (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform or resume performance of those obligations that correspond to the obligations of the Claiming Party excused by Force Majeure; provided, however, that the non-Claiming Party shall only be excused from performing or resuming performance to the same extent that the Claiming Party is excused by Force Majeure.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 29
Rate Schedule FERC No. 9


7.2       Force Majeure Event. Force Majeure means an event or circumstance that
          -------------------
          prevents one Party from performing its obligations under this Agreement, which event or circumstance was not foreseeable as of the date this Agreement was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on: (a) PPL Electric's inability economically to use or resell the services purchased hereunder; (b) the loss, failure or cost of Unforced Capacity and Energy needed by Supplier to meet its obligations under this Agreement; or (c) Supplier's ability to sell the Unforced Capacity and Energy at a price greater than the payment specified in this Agreement.

7.3       Transmission Service. Supplier may not raise a claim of Force Majeure
          --------------------
          based in whole or in part on curtailment or interruption by a Transmission Provider unless: (a) Supplier has contracted for firm transmission with a Transmission Provider for the Unforced Capacity and Energy to be delivered to or accepted at the Delivery Point; (b) equivalent amounts of Unforced Capacity and Energy are otherwise unavailable to Supplier for delivery to the Delivery Point; (c) such curtailment or interruption is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's transmission tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure, as defined in Section 7.2, has occurred.

7.4       Force Majeure Procedures. Upon the occurrence of an event of Force
          ------------------------
          Majeure, the Claiming Party shall: (a) provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts in accordance with Good Utility Practice to continue to

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 30
Rate Schedule FERC No. 9


          perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance, provided, however, that settlement of labor disputes will be completely within the sole discretion of the Party affected by such labor dispute; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure event and only during the continuance of any inability of performance caused by such Force Majeure event but for no longer period.

                    ARTICLE 8: CREDITWORTHINESS AND SECURITY

8.1      Supplier Creditworthiness and Security.
         ---------------------------------------

          8.1.1     Financial Information. If requested by PPL Electric,
                    ---------------------
                    Supplier or any Guarantor shall deliver: (a) within 120 days following the end of each fiscal year, a copy of their respective annual reports containing audited consolidated financial statements for such fiscal year; and (b) within 60 days after the end of each of their respective first three fiscal quarters of each fiscal year, a copy of their quarterly reports, containing unaudited consolidated financial statements for such fiscal quarter. In all cases, the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as Supplier and any Guarantor diligently pursue the preparation, certification and delivery of the statements.

          8.1.2     Collateral Threshold. If at any time and from time to time
                    --------------------
                    during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Collateral


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 31
Rate Schedule FERC No. 9


                    Termination Payment exceeds the Collateral Threshold, then, on any Business Day, PPL Electric may request Supplier to provide Performance Assurance in an amount equal to the amount by which the Collateral Termination Payment exceeds the sum of the relevant Collateral Threshold (rounding upwards for any fractional amount to the next $200,000) plus any amounts owed but not yet paid by PPL Electric, whether or not such amounts are then due, for performance provided under this Agreement prior to such request. The Performance Assurance shall be delivered within two Business Days of the date of such request. No more frequently than weekly, the Supplier, at its sole cost, may request that the posted Performance Assurance be reduced to the amount by which the Collateral Termination Payment then exceeds the relevant Collateral Threshold (rounding upwards for any fractional amount to the next $200,000).

          8.1.3     Downgrade Event. If at any time there shall occur a Supplier
                    ---------------
                    Downgrade Event in respect of Supplier's Credit Rating, then PPL Electric may require Supplier to establish and maintain for so long as the Supplier Downgrade Event is continuing, Performance Assurance in an amount determined by PPL Electric in a commercially reasonable manner. In the event Supplier shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to PPL Electric within three Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and PPL Electric shall be entitled to the remedies set forth in Article 10 of this Agreement. Supplier shall provide PPL Electric with written notice of the occurrence of any Supplier Downgrade Event, within two Business Days of such occurrence.

          8.1.4     Credit Assurances. In addition to the Downgrade Events
                    -----------------
                    specified in the previous section, if PPL Electric has reasonable grounds to believe that Supplier's creditworthiness or performance under this Agreement will become unsatisfactory, PPL Electric will provide Supplier with written notice requesting Performance Assurance in an amount determined by PPL Electric in a commercially reasonable manner. Upon receipt of such notice, Supplier

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 32
Rate Schedule FERC No. 9


                    shall have three Business Days to remedy the situation by providing such Performance Assurance to PPL Electric. In the event that Supplier fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to PPL Electric within three Business Days of receipt of notice, then an Event of Default under Article 10 will be deemed to have occurred and PPL Electric will be entitled to the remedies set forth in Article 10 of this Agreement.

          8.1.5     Grant of Security Interest. To secure its obligations under
                    --------------------------
                    this Agreement and to the extent Supplier delivers Performance Assurance hereunder, Supplier hereby grants to PPL Electric a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all Performance Assurance, cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, PPL Electric, and Supplier agrees to take such action as PPL Electric reasonably requires in order to perfect PPL Electric's first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof.

8.2       PPL Electric Creditworthiness and Security.
          ------------------------------------------

          8.2.1     Financial Information. If requested by Supplier, PPL
                    ---------------------
                    Electric and any Guarantor shall deliver: (a) within 120 days following the end of each fiscal year, a copy of their respective annual reports containing audited consolidated financial statements for such fiscal year; and (b) within 60 days after the end of each of their respective first three fiscal quarters of each fiscal year, a copy of their quarterly reports, containing unaudited consolidated financial statements for such fiscal quarter. In all cases, the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 33
Rate Schedule FERC No. 9


                    be an Event of Default so long as PPL Electric and any Guarantor diligently pursue the preparation, certification and delivery of the statements.

          8.2.2     Collateral Threshold. If at any time and from time to time
                    --------------------
                    during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Collateral Termination Payment exceeds the Collateral Threshold, then, on any Business Day, Supplier may request PPL Electric to provide Performance Assurance, in an amount equal to the amount by which the Collateral Termination Payment exceeds the relevant Collateral Threshold (rounding upwards for any fractional amount to the next $200,000). The Performance Assurance shall be delivered within two Business Days of the date of such request. No more frequently than weekly, PPL Electric, at its sole cost, may request that the posted Performance Assurance be reduced to the amount by which the Collateral Termination Payment then exceeds the relevant Collateral Threshold (rounding upwards for any fractional amount to the next $200,000).

          8.2.3     Downgrade Event. If at any time there shall occur a PPL
                    ---------------
                    Electric Downgrade Event in respect of PPL Electric, then Supplier may require PPL Electric to establish and maintain for so long as the PPL Electric Downgrade Event is continuing, Performance Assurance in an amount determined by Supplier in a commercially reasonable manner. In the event PPL Electric shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Supplier within three Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Supplier shall be entitled to the remedies set forth in
                    Article 10 of this Agreement. PPL Electric shall provide Supplier with written notice of the occurrence of any PPL Electric Downgrade Event, within two Business Days of such occurrence.

          8.2.4     Credit Assurances. In addition to the Downgrade Events
                    -----------------
                    specified in the previous section, if Supplier has reasonable grounds to believe that PPL Electric's


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 34
Rate Schedule FERC No. 9


                    creditworthiness or performance under this Agreement will become unsatisfactory, PPL Electric will provide Supplier with written notice requesting Performance Assurance in an amount determined by Supplier in a commercially reasonable manner. Upon receipt of such notice, PPL Electric shall have three Business Days to remedy the situation by providing such Performance Assurance to Supplier. In the event that PPL Electric fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Supplier within three Business Days of receipt of notice, then an Event of Default under Article 10 will be deemed to have occurred and Supplier will be entitled to the remedies set forth in Article 10 of this Agreement.

          8.2.5     Grant of Security Interest. To secure its obligations under
                    --------------------------
                    this Agreement and to the extent PPL Electric delivers Performance Assurance hereunder, PPL Electric hereby grants to Supplier a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all Performance Assurance, cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, Supplier, and PPL Electric agrees to take such action as Supplier reasonably requires in order to perfect Supplier's first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof.

                   ARTICLE 9: REPRESENTATIONS AND WARRANTIES

9.1       Representations. As of the date this Agreement is first executed, each
          ---------------
          Party represents and warrants to the other Party that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) it will obtain all regulatory authorizations necessary for it to legally perform its obligations under this Agreement; (c) the execution, delivery and performance of this Agreement is within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 35
Rate Schedule FERC No. 9


          its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it; (d) this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, subject to any Equitable Defenses; (e) it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it being or becoming Bankrupt; (f) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Agreement; (g) no Event of Default or potential Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement; and (h) it is acting for its own account, has made its own independent decision to enter into this Agreement and, as to whether this Agreement is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement. As of the date this Agreement is first executed, Supplier represents and warrants to PPL Electric that it has entered into this Agreement in connection with the conduct of its business and it has the ability to provide the Unforced Capacity and Energy referred to in this Agreement.

9.2       Duration. The representations in this Article shall continue in full
          --------
          force and effect for the term of this Agreement.

                   ARTICLE 10: EVENTS OF DEFAULT AND REMEDIES

10.1      Parties - Events of Default. An "Event of Default" shall mean, with
          ---------------------------
          respect to a Party (a "Defaulting Party"), the occurrence of any of the following: (a) the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three Business Days after written notice; (b) any representation or

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 36
Rate Schedule FERC No. 9


          warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated; (c) the failure to perform, unless excused by Force Majeure, any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default); (d) such Party becomes Bankrupt; (e) the failure to satisfy the creditworthiness/collateral requirements, including Performance Assurances, agreed to pursuant to Article 8; (f) such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to another entity and such Party fails to comply with Article 14; and (g) a Force Majeure event that prevents Supplier from delivering Unforced Capacity and Energy for longer than seven days or multiple Force Majeure events that prevent Supplier from delivering Unforced Capacity and Energy for a cumulative period of fourteen days in any one year.

10.2      Guarantors - Events of Default. An "Event of Default" shall mean, with
          ------------------------------
          respect to the Guarantor of a Party, the occurrence of any of the following: (a) if any representation or warranty made by a Guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated; (b) the failure of a Guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three Business Days after written notice; (c) a Guarantor becomes Bankrupt; (d) the failure of a Guarantor's guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under each Transaction to which such guaranty shall relate without the written consent of the other Party; and (e) a Guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

10.3      Remedies. If an Event of Default shall have occurred and be
          --------
          continuing, the other Party (the "Non-Defaulting Party") shall, at its sole discretion, have the right: (a) to terminate this Agreement, designate an Early Termination Date and accelerate all amounts owing


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 37
Rate Schedule FERC No. 9


          between the Parties, including the Termination Payment; (b) withhold any payments due to the Defaulting Party under this Agreement, including the right to setoff, recoup and counterclaim any amounts owed under this Agreement until such time (if any) as judgment is given against such set-off, recoupment or counterclaim; (c) suspend performance; (d) exercise any rights and remedies, under this Agreement or any law currently in effect, with respect to all Performance Assurance; (e) commence an action to require the Defaulting Party to remedy the Event of Default and specifically perform its obligations under this Agreement; (f) seek recovery of damages as provided under Section 10.5; (g) require the return of the amount of any advance payments attributable to performance not provided, to the extent such amount has not been recovered through a Termination Payment; and (h) exercise such other remedies it may have in equity or at law.

10.4      Declaration of an Early Termination Date and Calculation of
          -----------------------------------------------------------
          Termination Payment. If the Non-Defaulting Party elects to declare an
          -------------------
          Early Termination Date, it shall calculate, in accordance with Section 1.62, the Termination Payment by the Early Termination Date or as soon thereafter as is reasonably practicable.

          10.4.1    Notice of Payment of Termination Payment. As soon as
                    ----------------------------------------
                    practicable after calculation of the Termination Payment, notice shall be given by the Non-Defaulting Party to the Defaulting Party of the amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Termination Payment shall be made by the Party that owes it within two Business Days after such notice is effective.

          10.4.2    Disputes With Respect to Termination Payment. If the
                    --------------------------------------------
                    Defaulting Party disputes the Non-Defaulting Party's calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within two Business Days of receipt of Non-Defaulting Party's calculation of the

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 38
Rate Schedule FERC No. 9


                    Termination Payment, provide to the Non-Defaulting Party a detailed written explanation of the basis for such dispute; provided, however, that the Defaulting Party shall transfer, along with the written explanation, Performance Assurance to the Non-Defaulting Party in an amount equal to the Termination Payment.

10.5      Failure to Deliver/Accept. In the event that Supplier fails to sell or
          -------------------------
          deliver, or PPL Electric fails to accept or purchase, the Parties shall calculate damages in the manner specified below; provided however, that nothing in this Agreement limits the right of the non-Defaulting Party to elect any other remedy identified in Section 10.3, in addition to or in lieu of, the damages remedy set out below.

          10.5.1    Supplier Failure. If Supplier fails to schedule and/or
                    ----------------
                    deliver all or part of the Unforced Capacity or Energy required under this Agreement, and such failure is not excused by Force Majeure, then Supplier shall pay PPL Electric, on the earlier of the date payment would otherwise be due in respect of the month in which the failure occurred or within five Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the amount of Monthly Generation Revenue that Supplier would have received for the undelivered Unforced Capacity or Energy from the Replacement Cost. On the same day of the payment identified above, Supplier shall also return to PPL Electric the amount of any advance payment attributable performance not provided, as calculated on a kilowatt-hour basis and adjusted for seasonal variations. The invoice submitted by PPL Electric for these amounts shall include a written statement explaining in reasonable detail the calculation of such amount.

          10.5.2    PPL Electric Failure. Subject to the limitations set forth
                    --------------------
                    in Section 12.7, if PPL Electric fails to accept all or part of the Unforced Capacity or Energy required under this Agreement, and such failure is not excused by Force Majeure, then PPL Electric shall pay Supplier, on the earlier of the date payment would otherwise be due in respect of the month

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 39
Rate Schedule FERC No. 9


                    in which the failure occurred or within five Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the amount of Monthly Generation Revenue that Supplier would have received for the unaccepted Unforced Capacity or Energy. The invoice submitted by Supplier for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

                            ARTICLE 11: DISAGREEMENTS

11.1      Informal Resolution. Except to the extent otherwise provided in
          -------------------
          Section 6.7, if any disagreement arises on matters concerning this Agreement, the disagreement shall be referred to one representative of each Party, who shall attempt to timely resolve the disagreement. If such representatives cannot resolve the disagreement within a reasonable time, or a Party fails to appoint a representative within ten days of written notice of the existence of a disagreement, then either Party may request, but not require, that the matter proceed to arbitration as provided below.

11.2      Arbitration. If pursuant to the previous section the Parties are
          -----------
          unable to resolve a disagreement arising on a matter pertaining to this Agreement, such disagreement may be settled by arbitration, provided that both Parties agree that the disagreement should be resolved by arbitration; except with respect to arbitration under
          Section 15.4 which shall be mandatory and shall not require the agreement of both Parties. The arbitration shall be governed by the United States Arbitration Act (9 U.S.C. ss.1 et seq.), and any award issued pursuant to such arbitration may be enforced in any court of competent jurisdiction. An agreement to arbitrate under this section, the requirement to arbitrate under Section 15.4, and any other agreement or consent to arbitrate entered into in accordance herewith will be specifically enforceable under the prevailing arbitration law of any court having jurisdiction. Notice of demand for arbitration

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 40
Rate Schedule FERC No. 9


          must be filed in writing with the other Party to this Agreement. Arbitration shall be conducted as follows:

          11.2.1    Arbitrators. The Parties shall attempt to agree on a person
                    -----------
                    with special knowledge and expertise with respect to the matter at issue to serve as arbitrator. If the Parties cannot agree on an arbitrator within ten days, each shall then appoint one person to serve as an arbitrator and the two thus appointed shall select a third arbitrator with such special knowledge and expertise to serve as chairperson of the panel of arbitrators; and such three arbitrators shall determine all matters by majority vote. Prior to appointment, each arbitrator shall agree to conduct such arbitration in accordance with the terms of this Agreement.

          11.2.2    Arbitration Terms. To the extent not in conflict with the
                    -----------------
                    procedures set forth herein, which shall govern, such arbitration shall be held in accordance with the prevailing rules of the American Arbitration Association for Commercial Arbitration in Philadelphia, Pennsylvania. The arbitrator(s) shall have the right only to interpret and apply the terms and conditions of this Agreement and to order any remedy allowed by this Agreement, but may not change any term or condition of this Agreement, deprive either Party of any right or remedy expressly provided hereunder, or provide any right or remedy that has been expressly excluded hereunder. The arbitrator(s) shall give a written decision to the Parties stating their findings of fact and conclusions of law, and shall furnish to each Party a copy thereof signed by the arbitrator(s) within five calendar days from the date of their determination. The arbitrator's(s') decision shall be final and binding upon the Parties. Each Party shall pay the cost of the arbitrator(s) with respect to those issues as to which they do not prevail, as determined by the arbitrator(s).

11.3      FERC Jurisdiction. Subject to the limitations stated in Section 15.5,
          -----------------
          nothing in this Agreement shall preclude any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has exclusive jurisdiction. To the extent that FERC

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 41
Rate Schedule FERC No. 9


          asserts or accepts jurisdiction over such claim, the decision, findings of fact or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced with respect to such claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated.

                   ARTICLE 12: INDEMNIFICATION AND LIABILITY

12.1      Title Transfer. Title to, possession of, and risk of loss of the
          --------------
          Unforced Capacity and Energy scheduled and accepted or delivered hereunder shall transfer from Supplier to PPL Electric at the Delivery Point. Supplier warrants that at the time of delivery Supplier shall have good title to the Unforced Capacity and Energy sold and delivered hereunder and the right to sell such to PPL Electric.

12.2      Supplier's Indemnification of PPL Electric. Supplier hereby agrees to
          ------------------------------------------
          indemnify, defend and hold harmless PPL Electric, its agents, servants and Affiliates and the respective officers, directors, employees and representatives (collectively, "PPL Electric's Indemnitees") of each, from and against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees actually incurred, damage to property, penalties or fines imposed by government authorities, and injury to or death of any person) arising out of: (a) the fraud, negligence, or willful misconduct of Supplier relating to the Unforced Capacity and Energy delivered under this Agreement until such Unforced Capacity and Energy has been delivered to PPL Electric at the Delivery Point; and (b) Supplier's breach of this Agreement or failure to perform any of the obligations hereunder. Supplier shall not be responsible to indemnify, defend or hold harmless PPL Electric to the extent the losses, claims, damages or liabilities are caused by the fraud, negligence or the willful misconduct of the PPL Electric's Indemnitees.

12.3      PPL Electric's Indemnification of Supplier. PPL Electric hereby agrees
          ------------------------------------------
          to indemnify, defend and hold harmless Supplier, its agents, servants and Affiliates and the respective officers, directors, employees and


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 42
Rate Schedule FERC No. 9


          representatives (collectively, "Supplier's Indemnitees") of each, from and against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees actually incurred, the loss of/or claims for loss or damage to property, penalties or fines imposed by government authorities, and injury to or death of any person) arising out of: (a) the fraud, negligence, or willful misconduct of PPL Electric relating to the Unforced Capacity and Energy delivered under this Agreement after such Unforced Capacity and Energy has been delivered to PPL Electric at the Delivery Point; and
          (b) PPL Electric's breach of this Agreement or failure to perform any of the obligations hereunder. PPL Electric shall not be responsible to indemnify, defend or hold harmless Supplier to the extent the losses, claims, damages or liabilities are caused by the fraud, negligence or the willful misconduct of the Supplier's Indemnitees.

12.4      Indemnification Procedures. Any Party seeking indemnification under
          --------------------------
          this Agreement shall give the other Party prompt notice of such claim. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure of the other Party to provide such prompt notice, such notice will be a condition precedent to any liability of the other Party under the indemnification provisions contained in this Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Agreement without the prior consent of the other Party, provided that such consent shall not be unreasonably withheld or delayed. Each Party's obligations under this Agreement towards the other Party and the other Party's Indemnitees are conditioned upon such other Party's Indemnitees providing such cooperation as the indemnifying Party may reasonably request in connection with its defense or settlement of the claim or suit against such other Party's Indemnitees.

12.5      LIMITATION OF LIABILITY. IN NO EVENT OR UNDER ANY CIRCUMSTANCES SHALL
          -----------------------
          EITHER PARTY (INCLUDING SUCH PARTY'S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, AGENTS, SERVANTS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS) BE LIABLE TO THE OTHER PARTY (INCLUDING SUCH PARTY'S


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 43
Rate Schedule FERC No. 9


          AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, AGENTS, SERVANTS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS) FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES IN THE NATURE OF LOST PROFITS, WHETHER SUCH LOSS IS BASED ON CONTRACT, WARRANTY OR TORT (INCLUDING INTENTIONAL ACTS, ERRORS OR OMISSIONS, NEGLIGENCE, INDEMNITY, STRICT LIABILITY OR OTHERWISE).

12.6      Limitation of Liability for Retail Tariff Actions. Subject to the
          -------------------------------------------------
          requirements set forth in the Retail Tariff and the Restructuring Settlement (as applied by the PUC) and Section 12.6.1 of this Agreement, PPL Electric, or its designated agent or contractor, shall remain the POLR for retail customers in its service territory and shall continue to perform the retail functions, services and customer-care responsibilities associated with PPL Electric's retail customers, including management of the Retail Tariff's Demand Free Days Program, Interruptible Service Rate and Price Response Service. Accordingly, except as provided in Section 12.6.1 of this Agreement, Supplier and PPL Electric agree that PPL Electric shall be entitled to take those actions that PPL Electric deems appropriate, in its sole discretion, in complying with its obligations under the Retail Tariff, the Restructuring Settlement and the laws of the Commonwealth of Pennsylvania. PPL Electric shall not be responsible to Supplier for any losses, claims, damages or liabilities of any kind for those actions it determines, in its sole discretion, are appropriate in meeting those obligations. Except as provided in Section 12.6.1 of this Agreement, PPL Electric shall not be responsible to Supplier for any losses, claims, damages or liabilities of any kind for any action or inaction taken pursuant to the load management provisions of the Retail Tariff, including Demand Free Days Program, Interruptible Service Rate and Price Response Service.

          12.6.1    Failure to Comply With Directions of Primary Supplier. PPL
                    -----------------------------------------------------
                    Electric shall institute Load Management Actions at such times and for such duration as directed by the Primary Supplier. If PPL Electric fails to institute a Load Management Action when so directed by the Primary Supplier,

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 44
Rate Schedule FERC No. 9


                    and the implementation of the Load Management Action would have been consistent with the requirements of the Retail Tariff, PPL Electric shall pay Supplier, on the earlier of the date payment would otherwise be due in respect of the month in which the failure to call such Load Management Action occurred or within five Business Days of invoice receipt, an amount equal to the positive difference, if any, obtained by subtracting: (a) the sum of the Monthly Generation Revenue attributable to the Load Management Energy and the amount of any advance payment attributable to the Load Management Energy as calculated on a kilowatt-hour basis and adjusted for seasonal variations; from (b) the Load Management Energy Cost. The invoice submitted by Supplier for these amounts shall include a written statement explaining in reasonable detail the calculation of such amount.

12.7      Limitation of Liability for Outages and Reliability Actions. Provided
          -----------------------------------------------------------
          that PPL Electric manages and maintains its transmission and distribution systems in accordance with Good Utility Practice, PPL Electric shall not be responsible to Supplier for any losses, claims, damages or liabilities associated with the failure to accept all or part of the Unforced Capacity and Energy under this Agreement or the interruption by PPL Electric of POLR Service due to: (a) outages or failures on PPL Electric's transmission or distribution system; or (b) actions taken by PPL Electric to protect the security and integrity of the PPL Electric transmission or distribution system.

12.8      RFP Information. No member of PPL Electric or its representatives made
          ---------------
          any representation or warranty as to the accuracy, reliability or completeness of the RFP and the information contained on the RFP Website (including forecasts), or shall have any liability for any information, representations or omissions from the RFP and the information contained on the RFP Website (including forecasts). Any discussion of legislation, regulation, Retail Tariff requirements, or Restructuring Settlement requirements in the RFP or the RFP Website was provided for convenience, and no representation was made that the

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 45
Rate Schedule FERC No. 9


          RFP or the information contained on the RFP Website provided a complete explanation of any legislation, regulation, Retail Tariff requirement, or Restructuring Settlement requirement.

                    ARTICLE 13: AUDITING AND CONFIDENTIALITY

13.1      Auditing. Each Party has the right, at its sole expense and during
          --------
          normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, Supplier shall provide to PPL Electric statements evidencing the quantity of Unforced Capacity provided and Energy delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made promptly and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of 12 months from the rendition thereof, and thereafter any objection shall be deemed waived.

13.2      PJM Requirements. In recognition of the importance of the Supplier
          ----------------
          complying fully with all applicable PJM Standards and the potential adverse impact on PPL Electric for failure to so comply, Supplier agrees, consents and authorizes PPL Electric to request PJM to advise or notify PPL Electric from time to time about the status of the Supplier's compliance with the PJM Standards, as well as Supplier's failure to provide or maintain during the term of this Agreement the Unforced Capacity and Energy resources in such amounts and of such type, nature and extent as represented to PPL Electric in this Agreement.

13.3      Confidentiality. Neither Party shall disclose information obtained
          ---------------
          under this Agreement and designated by the other Party as confidential, except: (a) to the Party's employees, lenders, counsel, accountants or advisors who have a need to know such information and


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 46
Rate Schedule FERC No. 9


          have agreed to keep such terms confidential; or (b) in order to comply with any applicable law, regulation, or any exchange, control area, independent system operator or Regional Transmission Organization rule, or in connection with any court or regulatory proceeding. However, each Party shall, to the extent practicable, use reasonable efforts to prevent or limit the disclosure and shall provide reasonable notice to the other Party prior to the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation. Information designated as confidential and disclosed by either Party to the other Party as part of the RFP leading up to this Agreement shall be protected as confidential by both Parties under this provision.

                             ARTICLE 14: ASSIGNMENT

14.1      Assignment. Neither Party shall assign (including a merger,
          ----------
          consolidation or sale of all or substantially all of the assets of such Party), transfer, convey, pledge, or dispose of this Agreement in whole or in part, or any of the rights, interests, or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

14.2      Release of Rights. No assignment (including a merger, consolidation or
          -----------------
          sale of all or substantially all of the assets of such Party), transfer, conveyance, pledge or disposition of rights, interests or obligations under this Agreement by a Party shall relieve that Party from liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance, pledge or disposition unless and until: (a) the non-assigning Party has consented in writing to such assumption and to a release of the assigning Party from such liability, such consent not to be unreasonably conditioned, delayed or withheld; and (b) the transferee or assignee shall agree in writing to assume the obligations and duties of the assigning Party under this Agreement and, in the case of the transferee or assignee of the Supplier, certify in writing that its Credit Rating is above or equal to "BBB-" (in the case of S&P), "Baa3" (in the case of Moody's), and "BBB-" (in the case of FitchIBCA).

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 47
Rate Schedule FERC No. 9


14.3      Non-complying Transfers. Any assignment, transfer, conveyance, pledge
          -----------------------
          or disposition of this Agreement or any rights, obligations or interests hereunder by any Party without the written consent of the Party shall be void and of no force or effect.

14.4      Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
          and be binding upon the Parties and their valid and permitted successors and assigns.

                             ARTICLE 15: REGULATORY

15.1     Regulatory Approvals.
         --------------------

          15.1.1    Filings. Supplier and PPL Electric will make any filings of
                    -------
                    this Agreement with regulatory agencies that may be necessary to enable it to become effective, including a filing by Supplier with FERC and, if Supplier is an Affiliate of PPL Electric, a filing by PPL Electric with the PUC. Supplier's filing with FERC will be made no later than two Business Days after execution of this Agreement, unless otherwise agreed to by the Parties. Both Parties will reasonably cooperate with each other with respect to such filings and provide to each other any information reasonably required to enable compliance with applicable filing and regulatory requirements.

          15.1.2    Condition Precedent. This Agreement is expressly contingent
                    -------------------
                    on all required regulatory actions for all generation supply agreements necessary for PPL Electric to meet its POLR obligations from January 1, 2002 through December 31, 2009, including: (a) the filing by suppliers with FERC of the generation supply agreements with PPL Electric; (b) the acceptance for filing by FERC of the generation supply agreement, if any, between PPL Electric and an Affiliate; and (c) the approval by the PUC of the generation supply agreement, if any, between PPL Electric and an Affiliate. If any of the regulatory actions identified in this section is

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 48
Rate Schedule FERC No. 9


                    not completed by July 16, 2001, in a form that is acceptable to the parties to the agreement subject to the required regulatory action, PPL Electric may, at its sole discretion, terminate and make null and void this Agreement. If terminated, the Parties to this Agreement shall have the option, but not the obligation, to renegotiate a new agreement or terminate their relationship.

15.2      EGS Status. Nothing in this Agreement is intended to preclude Supplier
          ----------
          from becoming an EGS or otherwise providing retail electricity services to end-use customers in Pennsylvania.

15.3      Future Laws. This Agreement is made subject to present or future state
          -----------
          or federal laws, regulations, or orders properly issued by state or federal bodies having jurisdiction.

15.4      Regulatory Risk. If the PUC issues one or more orders that have a
          ---------------
          material adverse effect on the Monthly Generation Revenue that would have been paid to Supplier over the life of the Agreement but for such PUC order(s), including orders that require or approve changes to the Retail Tariff or Restructuring Settlement (other than changes identified in this Agreement), then the Parties shall attempt, in good faith, to negotiate a resolution that allocates between the Parties the impact of such PUC order(s) in a manner consistent with the allocation of risk contemplated by the obligations of the Parties under this Agreement prior to such PUC order(s) as affected by the Restructuring Settlement, and the Retail Tariff and the PUC procedures and rules in effect as of the date of this Agreement. If the Parties are unable to reach a voluntary agreement, then either Party may require the issue of how to allocate the impact of such PUC order(s) in a manner consistent with the allocation of risk contemplated by the obligations of the Parties under this Agreement prior to such PUC order(s), as affected by the Restructuring Settlement, and the Retail Tariff and the PUC procedures and rules in effect as of the date of this Agreement, to be submitted to mandatory and binding arbitration in accordance with Article 11 of this Agreement; provided that neither Party may request that the arbitrator(s) terminate this Agreement due to such PUC order(s).

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 49
Rate Schedule FERC No. 9


15.5      Sections 205 and 206 of the Federal Power Act. Notwithstanding any
          ---------------------------------------------
          provision of this Agreement to the contrary, the rates and payments for services specified herein shall remain in effect during the term of this Agreement, and shall not be subject to change through application to the FERC pursuant to the provisions of Sections 205 or 206 of the Federal Power Act. The Parties hereby waive any and all rights to seek to modify the provisions of this Agreement, including the rates and payments stated herein, under Sections 205 and 206 of the Federal Power Act.

                         ARTICLE 16: GENERAL PROVISIONS

16.1      Governing Law and Venue. This Agreement and the rights and duties of
          -----------------------
          the Parties hereunder shall be governed by and construed, enforced and performed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law. Any such proceeding shall be brought in the Courts of the Commonwealth of Pennsylvania, except to the extent that the Parties agree to arbitration under Article 11 or the FERC has exclusive jurisdiction over the subject matter of the proceeding. Nothing in this Agreement is intended to confer jurisdiction, power or authority in the PUC over this Agreement or Supplier.

16.2      Notices. Any notice, request, demand, statement, or payment provided
          -------
          for in this Agreement shall be in writing, unless otherwise noted, and shall be sent by hand delivery, overnight courier service, or certified mail; provided, however, that notices of interruption or curtailment may be sent verbally, effective immediately and, upon request, confirmed in writing. Notice by hand delivery shall be effective at the close of business on the day actually received, if received during business hours on a Business Day, and otherwise shall be effective at the close of business on the next Business Day. Notice by overnight courier service or certified mail shall be effective two Business Days after it was sent. Notices shall be addressed to the

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 50
Rate Schedule FERC No. 9


          Parties as follows or to such other address as PPL Electric or Supplier shall from time to time designate by letter properly addressed:


          PPL Electric:
          NOTICES & CORRESPONDENCE                           INVOICES
          ------------------------                           --------

          PPL Electric Utilities Corporation                 PPL Electric Utilities Corporation
          Two North Ninth Street                             Two North Ninth Street
          Allentown, PA  18101-1179                          Allentown, PA  18101-1179
          Attn:  CONTRACT ADMINISTRATION (GENA9-4)           Attn:  ACCOUNTS PAYABLE (GENTW-13)
          Fax: 610-774-5694                                  Fax: 610-774-4415

          Supplier:
          NOTICES & CORRESPONDENCE                           PAYMENTS
          ------------------------                           --------

          PPL ENERGYPLUS, LLC                                PPL ENERGYPLUS, LLC
          Two North Ninth Street                             Two North Ninth Street
          Allentown, PA  18101-1179                          Allentown, PA  18101-1179
          Attn: CONTRACT ADMINISTRATION (GENTW-7)            Attn: CASH RECEIPTS (GENTW-7)
          Fax:  610-774-5077                                 Fax: 610-774-4511

16.3      Relationship. This Agreement shall not be construed to create an
          ------------
          association, trust, partnership, or joint venture, or to impose a trust or partnership duty, obligation, or liability or agency relationship on or with regard to either Party.

16.4      Entire Agreement. This Agreement contains the complete and exclusive
          ----------------
          agreement and understanding between the Parties as to its subject matter, and supersedes all prior written and oral proposals, confidentiality agreements, understandings, statements and representations, all of which are merged herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement constitutes the definite agreement between the Parties as contemplated by the confidentiality agreements entered into as part of the RFP process.

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 51
Rate Schedule FERC No. 9


16.5      Waiver. The failure of either Party hereto to enforce at any time any
          ------
          provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of a Party thereafter to enforce each and every such provision. A waiver under this Agreement must be in writing and state that it is a waiver. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

16.6      Interpretation of Agreement.
          ---------------------------

          16.6.1    Headings. The headings used herein are for convenience and
                    --------
                    reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement.

          16.6.2    Experienced Parties. The Parties agree that this Agreement
                    -------------------
                    is between two commercially experienced parties. Therefore, in the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

          16.6.3    Include. The words "include" "including" or "includes" or
                    -------
                    any form thereof shall be interpreted to mean "including without limitation" or "includes without limitation" whenever used in this Agreement.

16.7      Counterparts. This Agreement may be executed in counterparts, each of
          ------------
          which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.8      Severability. Except as otherwise stated herein, any provision,
          ------------
          article or section of this Agreement that is declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties, or deemed unlawful because of statutory change, will not

Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001

PPL EnergyPlus, LLC                                        Original Sheet No. 52
Rate Schedule FERC No. 9


          otherwise affect the lawfulness, enforceability and applicability of the remaining provisions, articles or sections of this Agreement, nor shall it affect the obligations that arise under this Agreement.

16.9      No Third Party Beneficiaries. This Agreement is intended to be solely
          ----------------------------
          for the benefit of the Parties and their valid successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party not a signatory hereto.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the day and year first written above.

PPL Electric Utilities Corporation      PPL EnergyPlus, LLC


By:     /s/ Michael E. Bray             By:      /s/ John F. Cotter
        -----------------------------            -------------------------------

Name:   Michael E. Bray                 Name:    John F. Cotter
        -----------------------------            -------------------------------

Title:                                  Title:   Vice President - Energy
        President                                Marketing and Trading
        -----------------------------            -------------------------------


Issued by:    John F. Cotter                          Effective: January 1, 2002
              Vice President - Energy Marketing and Trading
Issued on:    June 20, 2001